   As filed with the Securities and Exchange Commission on January 22, 1998

                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                             _____________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                        CARPENTER TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)
                             _____________________
              DELAWARE                                    23-0458500
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
          of incorporation or
            organization)
                             _____________________

                              101 West Bern Street
                          Reading, Pennsylvania 19601
                                (610) 208-2000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             _____________________

                              John R. Welty, Esq.
                 Vice President, General Counsel and Secretary
                              101 West Bern Street
                          Reading, Pennsylvania 19601
                                 (610) 208-2000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             _____________________

                                   COPIES TO:
      Herbert F. Goodrich, Jr., Esq.               Gerald S. Tanenbaum, Esq.
          Dechert Price & Rhoads                    Cahill Gordon & Reindel
         4000 Bell Atlantic Tower                        80 Pine Street
             1717 Arch Street                       New York, New York 10005
     Philadelphia, Pennsylvania 19103                    (212) 701-3000
             (215) 994-4000


       Approximate date of commencement of proposed sale to the public:
    From time to time after this Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box.
[X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE
================================================================================
   Title of Each Class of              Proposed Maximum            Amount of
 Securities to be Registered          Aggregate Offering          Registration
                                      Price (1)                   Fee (2)
Common Stock and Debt Securities      $350,000,000                $103,250

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(2) Amount calculated pursuant to Section 6(b) under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

                 SUBJECT TO COMPLETION, DATED JANUARY 22, 1998

                                  PROSPECTUS

                        CARPENTER TECHNOLOGY CORPORATION
                                  $350,000,000
                        Common Stock and Debt Securities

     Carpenter Technology Corporation ("Carpenter" or the "Company") may from time to time offer, together or separately, (i) shares of its common stock, par value $5.00 per share (the "Common Stock"), and (ii) its debt securities consisting of debentures, notes or other evidences of indebtedness (the "Debt Securities"), in each case in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of offering. The Debt Securities and Common Stock are collectively referred to herein as the "Securities."

     Specific terms of the Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which Prospectus Supplement will describe, without limitation and where applicable, the following: (i) in the case of Common Stock, the specific designation, number of shares, purchase price and the rights and privileges thereof, together with any qualifications or restrictions thereon and any listing on a securities exchange and (ii) in the case of Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, exchangeability, redemption, conversion, prepayment or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, method, if any, of calculating interest payments and dates for payment thereof, dates on which premium, if any, will be payable, the right of Carpenter, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, the initial public offering price, any listing on a securities exchange and other specific terms of the offering. Unless otherwise indicated in the Prospectus Supplement, Carpenter does not intend to list any of the Securities other than the Common Stock on a national securities exchange. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Offered Securities may be offered to or through agents, dealers or underwriters designated from time to time as set forth in the applicable Prospectus Supplement, and may be offered to other purchasers directly by Carpenter. Certain terms of the offering and sale of Offered Securities, including, where applicable, the names of any underwriters, dealers or agents, any applicable commissions, discounts and other items constituting compensation of such underwriters, dealers or agents, and the proceeds to Carpenter from such sale, will be set forth in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for underwriters, dealers and agents.

     No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of the Offered Securities.
                            ------------------------
_______, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER
THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CARPENTER SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     Carpenter is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information may be inspected without charge and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials also can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and such material may be accessed electronically by means of the Commission's World-Wide Web Site on the Internet at http://www.sec.gov. Such material may also be inspected at the offices of The New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

     Carpenter has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits filed thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional and other offices referred to above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Carpenter hereby incorporates in this Prospectus by reference thereto and makes a part hereof the following documents, heretofore filed with the Commission pursuant to the Exchange Act: (i) Carpenter's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; (ii) Carpenter's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; (iii) Carpenter's Current Reports on Form 8-K filed on March 27, 1997, as amended by the Form 8-K/A filed on May 13, 1997, and on December 15, 1997, as amended by the Form 8-K/A filed on January 22, 1998; and (iv) the description of Carpenter's Common Stock contained in Carpenter's Registration Statement on Form 8-A, as the same has been and may be amended.

                           --------------------------

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of the offering being made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement of which it is a part to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or such Registration Statement.

     Carpenter hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to Corporate Secretary, Carpenter Technology Corporation, 101 West Bern Street, Reading Pennsylvania 19601, telephone (610) 208-2000.

                                  THE COMPANY

     Carpenter, a specialty materials company, is a leading manufacturer of stainless steel and specialty alloys, including titanium alloys and various engineered products.

     On February 19, 1998, Carpenter expects to complete its acquisition of Talley Industries, Inc. ("Talley Industries"). Talley Industries is a diversified company that operates in three basic segments -- metal processing and distribution, industrial products and government products. Carpenter intends to retain the metal processing and distribution businesses and divest the other businesses.

     The Company was incorporated in Delaware in 1904. Its principal executive offices are located at 101 West Bern Street, Reading, Pennsylvania 19601, and its telephone number is (610) 208-2000.

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Offered Securities will be used by Carpenter to reduce the outstanding principal amount under its revolving credit agreement with four United States banks. However, Carpenter intends to continue to utilize financing available under its revolving credit agreement for general corporate purposes, possible acquisition of other businesses and capital expenditures.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges.


                            --------------------------------------------
                              Three Months
                              Ended
                              September 30,      Year Ended June 30,

                              1997         1997   1996   1995   1994   1993
                              ----         ----   ----   ----   ----   ----
Ratio of earnings to fixed
  charges.................... 5.0x         5.0x   5.7x   4.8x   3.8x   2.8x

     For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes, extraordinary charges and cumulative effect of changes in accounting principles, plus fixed charges (other than capitalized interest), plus the amount of previously capitalized interest amortized during the period. Fixed charges consist of interest costs (including capitalized interest and amortization of debt discount and debt expense) and an amount representing the interest component of non-capitalized leases.

                          DESCRIPTION OF CAPITAL STOCK

     The total amount of the authorized capital stock of Carpenter consists of
(i) 50,000,000 shares of Common Stock, $5.00 par value, of which 19,630,028 shares were outstanding as of December 31, 1997, and 2,000,000 shares of Preferred Stock, $5.00 par value, of which approximately 444.2 shares were issued and outstanding as of such date.

     The following summary does not purport to be complete and is qualified in its entirety by reference to Carpenter's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") and (ii) Carpenter's Bylaws (the "Bylaws").

COMMON STOCK

     Subject to such preferential rights as may be granted by the Board of Directors of Carpenter (the "Board of Directors") in connection with the future issuance of Preferred Stock, holders of shares of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive ratably such dividends as may be declared on the Common Stock by the Board of Directors in its discretion from funds legally available therefor. In the event of the liquidation, dissolution or winding up of Carpenter, whether voluntary or involuntary, remaining net assets, if any, of Carpenter shall be distributed pro rata to the holders of the Common Stock. Holders of Common Stock have no subscription, redemption, conversion or preemptive rights. Matters submitted for stockholder approval generally require a majority vote of the shares of Common Stock present and voting thereon, except as otherwise provided by law, by the Certificate of Incorporation, as amended from time to time, or by the Bylaws. The outstanding shares of Common Stock are, and any shares of Common Stock offered hereby will, when issued, be fully paid and nonassessable.

CERTAIN PROVISIONS OF RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

     The Restated Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of Carpenter's Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of Carpenter. The Restated Certificate of Incorporation of Carpenter provides that the members of the Board of Directors are divided into three classes as nearly equal in number as possible. Each class is elected for a three-year term. At each Annual Meeting of Stockholders, roughly one-third of the members of the Board of Directors will be elected for a three-year term.
The other directors will remain in office until their three year terms expire. Therefore, control of the Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the Board of Directors can be changed.

     The General Corporation Law of the State of Delaware provides that a director, or the entire Board of Directors, may be removed by the stockholders only for cause. Vacancies on the Board of Directors may be filled for the unexpired term by a majority vote of the remaining directors. The Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In general, notice must be received by Carpenter not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain certain specified information concerning the person to be nominated and the stockholder submitting the proposal.

     The Restated Certificate of Incorporation also provides that in the case of a merger or consolidation of Carpenter with or into any other corporation, or any sale, lease or exchange of all or substantially all of the assets of Carpenter to or with, or any sale, lease or exchange to or with Carpenter of any assets of, any other corporation, person or other entity, involving beneficial owners of more than 10% of any class of capital stock of Carpenter, such transactions must be approved by the affirmative vote of 80% of the outstanding shares of the capital stock of Carpenter entitled to vote. The Restated Certificate of Incorporation also provides that the affirmative vote of 80% of the capital stock of Carpenter entitled to vote is required to amend, alter or repeal such provisions or adopt any provisions inconsistent therewith.

     The requirement of a supermajority vote to approve certain corporate transactions and certain amendments to the Restated Certificate of Incorporation of Carpenter could enable a minority of Carpenter's stockholders to exercise veto powers over such transactions and amendments.

     Except as otherwise required by law and subject to the rights of the holders of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The Restated Certificate of Incorporation provides that stockholders may act only at an annual or special meeting and stockholders may not act by written consent.

RIGHTS AGREEMENT

     On June 26, 1986, the Board of Directors of Carpenter declared a dividend of one right (a "Right") for each outstanding share of Common Stock and one Right on each Share of Common Stock that will become outstanding between June 26, 1986 and the earliest of the Distribution Date, the Expiration Date and the Final Expiration Date, as amended (as such terms are defined in the Restated Rights Agreement, dated as of May 11, 1989, between Carpenter and First Chicago Trust Company of New York, as successor Rights Agent (the "Rights Agreement")). Each Right entitles the registered holder to purchase from Carpenter one share of Common Stock of Carpenter, at a price of $145 per one share (the "Purchase Price"), subject to adjustment.

     The Rights will expire on June 26, 2006 (the "Final Expiration Date"), unless redeemed earlier, and will not be exercisable or transferable separately from the shares of Common Stock until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following a public announcement that a person (an "Acquiring Person") or any associate or affiliate of an Acquiring Person has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock of the Corporation (the "Shares Acquisition Date"); or (ii) the tenth day following commencement of a tender or exchange offer which would result in the ownership of 20% or more of the outstanding Common Stock of Carpenter; or (iii) the tenth day after the Board of Directors declares that a person, alone or with affiliates and associates (an "Adverse Person"), has become the beneficial owner of a substantial amount (not to be less than 15%) of outstanding Common Stock of Carpenter and that such person's ownership either is intended to cause Carpenter to take action adverse to its long-term interests or may cause a material adverse impact on the business or prospects of Carpenter.

     In the event that (i) the Board of Directors determines that a person is an Adverse Person; (ii) Carpenter is the surviving corporation in a merger with an Acquiring Person and Carpenter's Common Stock remains outstanding and unchanged and is not exchanged for securities of the Acquiring Person or other property;
(iii) an Acquiring Person transfers any assets to Carpenter in exchange for Common Shares or otherwise obtains from Carpenter, with or without consideration, any additional Common Shares; (iv) an Acquiring Person sells, purchases, exchanges or otherwise disposes to, from or with Carpenter or any of its subsidiaries assets on terms and conditions less favorable to Carpenter than that which would have resulted from arms-length negotiations or an Acquiring Person sells, exchanges, or otherwise disposes assets having an aggregate fair market value of more than $10,000,000; (v) an Acquiring Person receives any compensation from Carpenter or any of its subsidiaries other than compensation for full-time employment or receives the benefit, directly or indirectly of any loans, advances, guarantees, or other financial assistance provided by Carpenter or any of its subsidiaries; (vi) a person becomes the beneficial owner of 20% or more of the outstanding Common Stock of Carpenter; (vii) a reduction in the annual rate of dividends paid on shares of the capital stock of Carpenter or a failure to increase the annual rate of dividends on shares of capital stock of Carpenter necessary to reflect any reclassification or any similar transaction occurs without the approval of a majority of the Continuing Directors (as defined in the Rights Agreement); (viii) while there is an Acquiring Person, an event involving Carpenter or any of its subsidiaries occurs which results in the Acquiring Person's proportionate ownership interest being increased by more than 1%, each holder of a Right will have the right to receive, upon payment of the Purchase Price, a number of shares of Common Stock having a value equal to twice the Purchase Price. Rights are not exercisable following the occurrence of any of the events set forth in this paragraph until the expiration of the period during which the Rights may be redeemed by Carpenter as described below. Notwithstanding the foregoing, after the occurrence of any of the events set forth in this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by an Acquiring Person or an Adverse Person will be null and void.

     Unless the Rights are redeemed earlier, if, after the Distribution Date, Carpenter is acquired in a merger or other business combination in which Carpenter is not the surviving corporation or in which the Common Stock of Carpenter is changed into or exchanged for securities of any other person or other property or 50% or more of the assets or earning power of Carpenter and its subsidiaries (taken as a whole) are sold or transferred, the Rights Agreement provides that each holder of record of a Right will from and after the time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has value equal to twice the Purchase Price.

     At any time prior to the earlier of (i) ten days following the Shares Acquisition Date (or such later date as may be determined by a majority of the Continuing Directors who are not officers of Carpenter) or (ii) the Final Expiration Date, Carpenter may redeem the Rights in whole, but not in part, at a price of $.05 per Right.

     The Rights have certain anti-takeover effects and may adversely affect a third party's attempt to acquire Carpenter. The Rights will cause substantial dilution to a person or group that attempts to acquire Carpenter. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of Carpenter since, among other things, the Board of Directors may, at its option, under certain circumstances, redeem all but not less than all of the then outstanding Rights at $.05 per Right.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Carpenter, including, without limitation, the right to vote or to receive dividends.

REGISTRAR AND TRANSFER AGENT

     The registrar and transfer agent for the Common Stock is First Chicago Trust Company of New York.

PREFERRED STOCK

     Under Carpenter's Restated Certificate of Incorporation, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 2,000,000 shares of Preferred Stock (the "Preferred Stock"), in one or more series, by adoption of a resolution or resolutions providing for the issuance of such series and determining the relative rights and preferences of the shares of any such series with respect to the rate of dividend, payments on liquidation, sinking fund provisions, conversion privileges and voting rights and whether the shares shall be cumulative, noncumulative or partially cumulative. The holders of the Preferred Stock would not have any preemptive right to subscribe for any shares issued by Carpenter.

     On September 6, 1991, the Board of Directors of Carpenter designated
461.5384615 shares of Carpenter's authorized but unissued Preferred Stock as Series A Preferred Stock (the "Series A Preferred Stock"). The shares of Series A Preferred Stock are to be issued only to State Street Bank & Trust Company as trustee of the Carpenter Employee Stock Ownership Plan, as amended from time to time, or any successor or replacement plan. The Series A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of Carpenter, and unless otherwise provided shall rank pari passu to all series of Carpenter's
                                         ---- -----
preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up. If any of the Series A Preferred Stock is transferred to any person other than the trustee, then the shares of Series A Preferred Stock so transferred will be automatically converted into shares of Common Stock and will have only the powers and rights pertaining to the Common Stock into which such shares have been converted. The holder of shares of Series A Preferred Stock are entitled to that number of votes equal to the product of 1.3 multiplied by the number of shares of Common Stock into which the Series A Preferred Stock could be converted rounded to the nearest one-tenth of a vote. As of December 31, 1997, approximately 444.2 shares of Series A Preferred Stock were issued and outstanding.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby will be issued under an Indenture, dated as of January 12, 1994, between Carpenter and First Trust of New York, National Association, as successor Trustee (the "Trustee"), as it may be amended or supplemented from time to time (the "Indenture"). The Debt Securities may be issued from time to time in one or more series. The particular terms of each series, or of Debt Securities forming a part of a series, which are offered by a Prospectus Supplement, will be described in such Prospectus Supplement.

     The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms which are not otherwise defined in this Prospectus. The terms of the Indenture are also governed by certain provisions contained in the Trust Indenture Act of 1939, as amended (the "TIA"). Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indenture.

GENERAL

     The Indenture provides that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. Carpenter may specify a maximum aggregate principal amount for the Debt Securities of any series. The Debt Securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as Carpenter may determine. The Debt Securities will be unsecured obligations of Carpenter and will rank on a parity with all other unsecured and unsubordinated indebtedness of Carpenter.

     The applicable Prospectus Supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities: (i) the title of such Debt Securities;
(ii) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (iii) the date or dates on which the principal of any of such Debt Securities will be payable; (iv) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (v) the place or places where the principal of and any premium and interest on any of such Debt Securities will be payable; (vi) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of Carpenter; (vii) the obligation, if any, of Carpenter to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;
(viii) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof; (ix) if the amount of principal of or any premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (x) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Debt Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (xi) if the principal of or any premium or interest on any of such Debt Securities is to be payable, at the election of Carpenter or the Holder thereof, in one or more currencies or currency units other than those in which such Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);
(xii) if other than the entire principal amount thereof, the portion of the principal amount of any of such Debt Securities which will be payable upon declaration of acceleration of the Maturity thereof; (xiii) if the principal amount payable at the Stated Maturity of any of such Debt Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the Principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (xiv) if applicable, that such Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant Defeasance - Defeasance and Discharge" or "Defeasance and Covenant Defeasance - Covenant Defeasance," or under both such captions; (xv) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the respective Depositaries for such Global Securities, the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the legend referred to under "Form, Exchange and Transfer Global Securities" and, if different from those described under such caption, any circumstances under which any such Global Security may be exchanged in whole or in part for Debt Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Security or its nominee; (xvi) any addition to or change in the Events of Default applicable to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (xvii) any addition to or change in the covenants in the Indenture described under "Certain Restrictive Covenants" applicable to any of such Debt Securities; and (xviii) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture.

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable Prospectus Supplement, only in denominations of $1,000 and integral multiples thereof.

     At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt

Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

     Subject to the term of the Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by Carpenter for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but Carpenter may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Carpenter has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by Carpenter for any Debt Securities will be named in the applicable Prospectus Supplement. Carpenter may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Carpenter will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, Carpenter will not be required to (i) issue, register the transfer of or exchange any Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part.

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

     Notwithstanding any provision of the Indenture or any Security described herein, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless (i) the Depositary has notified Carpenter that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities represented by such Global Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities represented thereby for all purposes under the Debt Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities represented thereby for any purpose under the Debt Securities or the Indenture. All payments of principal of and any premium and interest on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its bookentry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of Carpenter, the Trustee or any agent of Carpenter or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a Global Security, in some cases, may trade in the Depositary's same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the Depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a Global Security upon the original issuance thereof may be required to be made in immediately available funds.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Security on any Interest Payment Date will be made to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as Carpenter may designate for such purpose from time to time, except that at the option of Carpenter payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, First Trust of New York, National Association will be designated as Carpenter's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by Carpenter for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. Carpenter may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that Carpenter will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

     All moneys paid by Carpenter to a Paying Agent for the payment of the principal of or any premium or interest on any Security which remain unclaimed at the end of two years after such principal premium or interest has become due and payable will be repaid to Carpenter, and the Holder of such Security thereafter may look only to Carpenter for payment thereof.

CERTAIN DEFINITIONS

     "Attributable Debt" means, as to any particular lease under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the same rate per annum as the rate of interest borne by the Outstanding Debt Securities, on a weighted average basis. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Capital Stock," as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

     "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities other than (a) deferred income taxes, (b) Funded Debt and (c) shareholders' equity (including all preferred stock whether or not redeemable) and (ii) all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of Carpenter and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

     "Funded Debt" means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and
(ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized).

     "Principal Property" means any manufacturing or processing plant or warehouse owned at the date of the Indenture or thereafter acquired by Carpenter or any Restricted Subsidiary of Carpenter which is located within the United States of America and the gross book value (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than (i) any property which in the opinion of Carpenter's Board of Directors is not of material importance to the total business conducted by Carpenter as an entirety or (ii) any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

     "Restricted Subsidiary" means a Subsidiary of Carpenter (i) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (ii) which owns a Principal Property.

     "Subsidiary" means any corporation more than 50% of the outstanding voting stock of which is owned or controlled, directly or indirectly, by (i) Carpenter,
(ii) Carpenter and one or more Subsidiaries or (iii) one or more Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class has such voting power by reason of any contingency.

     "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Debt Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any such payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

CERTAIN COVENANTS OF CARPENTER

     Restrictions on Secured Debt. If Carpenter or any Restricted Subsidiary shall incur, issue, assume or guarantee any loans or notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge or lien ("Mortgage") on any Principal Property of Carpenter or any Restricted Subsidiary, or on any shares of Capital Stock or Debt of any Restricted Subsidiary, Carpenter will provide or cause such Restricted Subsidiary to provide that the Debt Securities (together with, if Carpenter shall so determine, any other Debt of Carpenter or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Debt Securities) be secured equally and ratably with (or, at Carpenter's option, prior to) such secured Debt, unless the aggregate amount of all such secured Debt, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in "Restrictions on Sales and Leasebacks" below), would not exceed 5% of Consolidated Net Tangible Assets.

     The above restrictions will not apply to, and there will be excluded from secured Debt in any computation under such restriction, Debt secured by (i) Mortgages on property of, or on any shares of Capital Stock of or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) Mortgages in favor of Carpenter or a Restricted Subsidiary,
(iii) Mortgages in favor of governmental bodies to secure progress, advance or other payments, (iv) Mortgages on property, shares of Capital Stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) and purchase money and construction Mortgages which are entered into within specified time limits, (v) Mortgages securing industrial revenue or pollution control bonds and (vi) any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (i) through (v) inclusive.

     Restrictions on Sales and Leasebacks. Neither Carpenter nor any Restricted Subsidiary will enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions plus all Debt secured by Mortgages on Principal Properties (with the exception of secured Debt which is excluded as described in "Restrictions on Secured Debt" above) would not exceed 5% of Consolidated Net Tangible Assets.

     This restriction will not apply to, and there will be excluded from Attributable Debt in any computation under such restriction, any sale and leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years, (ii) the sale and leaseback transaction of the Principal Property is made prior to, at the time of or within a specified period after its acquisition or construction, (iii) the lease secures or relates to industrial revenue or pollution control bonds, (iv) the transaction is between Carpenter and a Restricted Subsidiary or between Restricted Subsidiaries or (v) Carpenter or such Restricted Subsidiary within 180 days after the sale or transfer applies an amount equal to the greater of the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or the fair market value of the Principal Property so leased at the time of entering into such arrangement to (a) the retirement of the Debt Securities or certain Funded Debt of Carpenter or a Restricted Subsidiary or (b) the purchase of other property which will constitute Principal Property having a fair market value, in the opinion of Carpenter's Board of Directors, at least equal to the fair market value of the Principal Property so leased. The amount to be applied to the retirement of such Funded Debt of Carpenter or a Restricted Subsidiary shall be reduced by (x) the principal amount of any Debt

Securities (or other notes or debentures constituting such Funded Debt) delivered within such 180-day period to the Trustee or other applicable trustee for retirement and cancellation and (y) the principal amount of such Funded Debt other than items referred to in the preceding clause (x), voluntarily retired by Carpenter or a Restricted Subsidiary within 180 days after such sale, provided that, notwithstanding the foregoing, no retirement referred to in this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

     Except as described in "Restrictions on Secured Debt" and "Restrictions on Sales and Leasebacks," the Indenture will not contain any covenants or provisions that may afford holders of the Debt Securities protection in the event of a highly leveraged transaction.

SUCCESSOR COMPANY

     The Indenture will provide that no consolidation or merger of Carpenter with or into any other corporation and no conveyance, transfer or lease of its properties and assets substantially as an entirety to any person may be made unless (i) the person formed by or resulting from any such consolidation or merger or which shall have received the transfer of such property and assets shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture payment of the principal of, premium (if any) and interest on the Debt Securities and the performance and observance of the Indenture, (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing and (iii) Carpenter shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required for such transaction, such supplemental indenture, complies with the above requirements of the Indenture.

EVENTS OF DEFAULT

     Each of the following will constitute an Event of Default under the Indenture with respect to Debt Securities of any series: (a) failure to pay principal of or any premium on any Security of that series when due; (b) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of Carpenter in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series as provided in the Indenture; (e) certain defaults by Carpenter or any of its Restricted Subsidiaries under any bond, debenture, note or other evidence of indebtedness for money borrowed in excess of $3,000,000, under any capitalized lease or under any mortgage, indenture or instrument, which default (i) consists of a failure to pay any such indebtedness or liability upon its stated maturity or (ii) results in such indebtedness or liability becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and continuance thereof for 10 days after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in the Indenture; and
(f) certain events in bankruptcy, insolvency or reorganization.

     If an Event of Default (other than an Event of Default described in clause
(f) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Security) to be due and payable immediately. If an Event of Default described in clause (f) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Security, such specified amount) will automatically, and without any action by the Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of that series.

     No Holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and
(iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Security.

     Carpenter will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not Carpenter, to its knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by Carpenter and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (b) reduce the principal amount of, or any premium or interest on, any Security, (c) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of the Maturity thereof, (d) change the place or currency of payment of principal of, or any premium or interest on, any Security, (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (g) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults or (h) modify such provisions with respect to modification and waiver.

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by Carpenter with certain restrictive provisions of the Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Security of such series affected.

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable (for example, because it is based on an index), the principal amount of such Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Security and (iii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Security, of the principal amount of such Security (or, in the case of a Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302 of the Indenture, will not be deemed to be Outstanding.

     Except in certain limited circumstances, Carpenter will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee also will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by Carpenter (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable Prospectus Supplement, Carpenter may elect, at its option at any time, to have the provisions of
Section 1302 of the Indenture, relating to defeasance and discharge of indebtedness, or Section 1303 of the Indenture, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Debt Securities of any series, or to any specified part of a series.

     Defeasance and Discharge. The Indenture provides that, upon Carpenter's exercise of its option (if any) to have Section 1302 of the Indenture apply to any Debt Securities, Carpenter will be discharged from all its obligations with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things, Carpenter has delivered to the Trustee an Opinion of Counsel to the effect that Carpenter has received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

     Defeasance of Certain Covenants. The Indenture provides that, upon Carpenter's exercise of its option (if any) to have Section 1303 of the Indenture apply to any Debt Securities, Carpenter may omit to comply with certain restrictive covenants, including those described under "Certain Covenants of Carpenter," any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) and clause (e) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Debt Securities. Carpenter, in order to exercise such option, will be required to deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Debt Securities. Carpenter will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event Carpenter exercised this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, Carpenter would remain liable for such payments.

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

TITLE

     Carpenter, the Trustee and any agent of Carpenter or the Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner thereof (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

GOVERNING LAW

     The Indenture and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

REGARDING THE TRUSTEE

     First Trust of New York, National Association is the successor Trustee under the Indenture. First Trust of New York, National Association also acts as the successor trustee under the Indenture for Carpenter's 9% Debentures due 2022 (the "9% Indenture").

     Upon the occurrence of an Event of Default, or any event of default under the 9% Indenture, the Trustee may be deemed to have a conflicting interest with respect to the Debt Securities for purposes of the Trust Indenture Act of 1939, as amended, and, accordingly, may be required to resign as Trustee under the Indenture.

                             PLAN OF DISTRIBUTION

     Carpenter may sell the Offered Securities being offered hereby: (i) directly to purchasers; (ii) through agents; (iii) through dealers; (iv) through underwriters; or (v) through a combination of any such methods of sale.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions either: (i) at a fixed price or prices, which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

     Offers to purchase Offered Securities may be solicited directly by Carpenter. Offers to purchase Offered Securities may also be solicited by agents designated by Carpenter from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Carpenter to such agent will be set forth, in the Prospectus Supplement.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Carpenter will sell such Offered Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

     If an underwriter is, or underwriters are, utilized in the sale, Carpenter will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Offered Securities, such underwriters may be deemed to have received compensation from Carpenter in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agents. Underwriters may also sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by Carpenter to underwriters in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

     Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with Carpenter, to indemnification by Carpenter against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, Carpenter in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, Carpenter will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Offered Securities pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Offered Securities are also being sold to underwriters, Carpenter shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Offered Securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of Offered Securities pursuant to such contracts.

     The anticipated date of delivery of the Offered Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for Carpenter by Dechert Price & Rhoads, Philadelphia, Pennsylvania. Unless otherwise indicated in the Prospectus Supplement, if the Offered Securities are being distributed in an underwritten offering or through agents, Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York, will act as counsel for such underwriters or agents.

                                    EXPERTS

     The consolidated financial statements and related consolidated financial statement schedule of Carpenter, included in Carpenter's Annual Report on Form 10-K for fiscal year end June 30, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of Dynamet Incorporated incorporated in this Prospectus by reference to the audited historical financial statements included in Carpenter's Form 8-K/A dated May 13, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Talley Industries, Inc. incorporated in this Prospectus by reference to the audited historical financial statements included in Carpenter's Form 8-K/A dated January 22, 1998, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by Carpenter in connection with the issuance and distribution of the Offered Securities.

Filing Fee for Registration Statement...........  $103,250
Legal fees and expenses.........................   200,000
Accounting fees and expenses....................   125,000
Transfer Agent and Registrar fees and expenses..    25,000
Printing........................................   200,000
Miscellaneous...................................    50,000
                                                  --------
  Total.........................................  $703,250
                                                  ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


  Article 7(a) of the registrant's Restated Certificate of Incorporation,
Exhibit 4(a) to this Registration Statement, provides for the elimination of liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"). Section 102(b)(7) allows a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

  Article 7(b) of the registrant's Restated Certificate of Incorporation and
Article 6.4 of the registrant's Bylaws, Exhibit 4(b) to this Registration Statement, provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Section 145 of the DGCL. Section 145 provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and had no reasonable cause to believe his/her conduct was unlawful. A corporation may indemnify officers and directors in actions by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify that person against expenses actually and reasonably incurred under the registrant's Bylaws. Under the registrant's Bylaws, for indemnification purposes, an employee or agent shall be deemed to have acted in good faith only if his or her actions were within the scope of employment as defined by an agreement with the registrant or the rules and regulations established by the registrant or an authorized officer thereof.

  The registrant has in effect a directors and officers liability insurance policy which, with certain general and specific exclusions, indemnifies each person who was, is or may hereafter be a director or officer of the registrant and such person's heirs and assigns, against any payment by an insured (except fines and penalties) in respect of any legal liability, whether actual or asserted, arising from any claim made against an insured by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by the insured, in his capacity as a director or officer of the registrant, or any of the foregoing so alleged by any claimant, or any matter claimed against an insured solely by reason of his being or having been a director or officer of the registrant. The policy may be cancelled by the insurer upon 60 days' written notice to the registrant. To the extent that such insurance covers liabilities arising under the Securities Act of 1933, no waivers or undertakings are made by the registrant with respect thereto, except as set forth in Item 17 of this Registration Statement.

  The registrant is a party to indemnity agreements with its directors and certain of its executive officers which provide indemnification to the fullest extent permitted by law in the event the indemnitee, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by the registrant or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, by reason of (or arising in part out of) any event or occurrence related to the fact that such person is or was a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the indemnitee in any such capacity. The indemnification includes any and all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid in settlement). However, the indemnitee is not entitled to indemnify payments or expense advances in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, initiated by the indemnitee unless the Board of Directors of the registrant has authorized or consented to the initiation of such claim. In the event of a Change in Control (as defined in such agreements) that has not been approved by a majority of the registrant's Board of Directors who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the indemnitee to indemnity payments and expense advances under the indemnification agreements, any other agreement, Certificate of Incorporation or Bylaw provision in effect, the registrant is required to seek legal advice from independent legal counsel selected by the indemnitee and approved by the registrant (which approval shall not be unreasonably withheld) which legal advice includes the rendering of an opinion to the registrant and indemnitee as to whether and to what extent the indemnitee would be permitted to be indemnified under applicable law.

ITEM 16.  EXHIBITS

  (*)1   Form of Underwriting Agreement.
  3(a) Restated Certificate of Incorporation of registrant as amended and restated to date (incorporated by reference to Exhibit 3A to registrant's 1987 Annual Report on Form 10-K).
  3(b)   Bylaws of registrant as amended to date (incorporated by reference to
         Exhibit 3 to registrant's Quarterly Report on Form 10-Q for the three month period ended December 31, 1996.)
  4 Indenture for Debt Securities (incorporated by reference to Exhibit 4(c) to registrant's Form S-3 filed January 6, 1994).
  (*)5   Opinion of Dechert Price & Rhoads.
  12     Computation of Ratios of Earnings to Fixed Charges.
  23(a)  Consent of Dechert Price & Rhoads (contained in opinion filed as
         Exhibit 5 to this Registration Statement).
  23(b)  Consent of Coopers & Lybrand L.L.P.
  23(c)  Consents of Price Waterhouse LLP.
  24     Powers of Attorney.
  (*)25 Statement of Eligibility on Form T-1 of First Trust of New York, National Association, as Trustee.
  (*)    To be filed by amendment or Form 8-K.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Carpenter's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Carpenter pursuant to the foregoing provisions or otherwise, Carpenter has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Carpenter of expenses incurred or paid by a director, officer or controlling person of Carpenter in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Carpenter will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("TIA") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on January 22, 1998.

                                               CARPENTER TECHNOLOGY CORPORATION

                                               By:     *

                                               _______________________________
                                               Robert W. Cardy
                                               Chairman of the Board,
                                               President and
                                               Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 22, 1998:

     Signature                                 Capacity
     ---------                                 --------

                *
     ___________________________
     Robert W. Cardy                           Chairman of the Board,
                                               President and Chief
                                               Executive Officer

     /s/ G. Walton Cottrell
     ___________________________
     G. Walton Cottrell                        Senior Vice President Finance
                                               and Chief Financial Officer

     /s/ Edward B. Bruno
     ___________________________
     Edward B. Bruno                           Controller


            *
     ---------------------------
     Marcus C. Bennett                         Director


            *
     ---------------------------
     William S. Dietrich II                    Director


            *
     ---------------------------
     C. McCollister Evarts, M.D.               Director


            *
     ---------------------------
     J. Michael Fitzpatrick                    Director

            *
     ---------------------------
     William J. Hudson, Jr.                    Director


            *
     ---------------------------
     Edward W. Kay                             Director


            *
     ---------------------------
     Robert J. Lawless                         Director


            *
     ---------------------------
     Marlin Miller, Jr.                        Director


            *
     ---------------------------
     Peter C. Rossin                           Director


            *
     ---------------------------
     Kathryn C. Turner                         Director


            *
     ---------------------------
     Kenneth L. Wolfe                          Director

     * By: /s/ John R. Welty
           ___________________________________
           John R. Welty,
           Attorney in Fact,
           Pursuant to Power of Attorney

                                 EXHIBIT INDEX


Exhibit No.                             Description

  (*)1     Form of Underwriting Agreement
  3(a) Restated Certificate of Incorporation of registrant as amended and restated to date (incorporated by reference to Exhibit 3A to registrant's 1987 Annual Report on Form 10-K).
  3(b)     Bylaws of registrant as amended to date (incorporated by reference to
           Exhibit 3 to registrant's Quarterly Report on Form 10-Q for the three month period ended December 31, 1996.
  4 Indenture for Debt Securities (incorporated by reference to Exhibit 4(c) to registrant's Form S-3 filed January 6, 1994).
  (*)5     Opinion of Dechert Price & Rhoads.
  12       Computation of Ratios of Earnings to Fixed Charges.
  23(a)    Consent of Dechert Price & Rhoads (contained in opinion filed as
           Exhibit 5 to this Registration Statement.
  23(b)    Consent of Coopers & Lybrand L.L.P.
  23(c)    Consents of Price Waterhouse LLP.
  24       Powers of Attorney.
  (*)25 Statement of Eligibility on Form T-1 of First Trust of New York, National Association, as Trustee.
  (*)      To be filed by amendment or Form 8-K.